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                               VARLEN CORPORATION
                               55 Shuman Boulevard
                              Naperville, IL 60566

                                                May 14, 1999

Mr. Ray Jean
1815 N. Pond Lane
Lake Forest, Ill.  60045

Dear Ray:

      This letter constitutes an amendment to the Change of Control Agreement dated April 8, 1999 between you and Varlen Corporation ("Agreement").

      Pursuant to Section 6 of the Agreement, the Agreement is hereby amended effective April 8, 1999 by adding the following Section 10(b), and relettering Sections 10(b) through (f) as Sections 10(c) through (g):

            b. This Agreement is in lieu of any other payments due to the Executive exclusively as a result of a Change in Control and supersedes any prior agreement between the Executive and the Company with respect to the subject matter hereof.

      Please signify your consent to this amendment to the Agreement by signing this letter in the space provided below.

                                          Very truly yours,

                                          VARLEN CORPORATION


                                          By: /s/ Greg A. Rosenbaum
Agreed to:


/s/ R. A. Jean         May 14, 1999
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Raymond Jean